Exhibit 99.1

DESTIN PIPELINE COMPANY, L.L.C.

Exhibit 99.1

Report of Independent Auditors

The Management Committee and Members
Destin Pipeline Company, L.L.C.

We have audited the accompanying financial statements of Destin Pipeline Company, L.L.C., which comprise the balance sheet as of December 31, 2015, and the related statements of income, changes in members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Destin Pipeline Company, L.L.C. at December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Chicago, Illinois

June 29, 2016

Exhibit 99.1

DESTIN PIPELINE COMPANY, L.L.C.
BALANCE SHEETS

		March 31, 2016	December 31, 2015
		(unaudited)
ASSETS:
Current assets
	Cash and cash equivalents	$9,631,830	$18,729,374
	Accounts receivable:
	Third parties	5,982,185	4,886,357
	Affiliates	1,387,221	1,414,226
	Prepayments and other assets	—	184,671
	Total current assets	17,001,236	25,214,628

	Pipelines and equipment, net	260,778,292	264,395,250
	Total assets	$277,779,528	$289,609,878

LIABILITIES AND MEMBERS' EQUITY:
Current liabilities
	Accounts payable:
	Third parties	1,542,223	2,214,458
	Affiliates	1,125,656	1,369,957
	Deferred income:
	Third parties	2,328,641	1,809,639
	Affiliates	1,447,004	1,569,454
	Accrued real estate and property taxes	1,719,098	4,825,506
	Deferred credits
	Third parties	1,328,193	1,035,797
	Affiliates	—	280,479
	Total current liabilities	9,490,815	13,105,290

	Noncurrent liabilities:
	Deferred income:
Third parties	Third parties	19,890,848	17,514,083
	Affiliates	11,411,063	8,734,487
	Total noncurrent liabilities	31,301,911	26,248,570

Members' equity		236,986,802	250,256,018
	Total liabilities and members' equity	$277,779,528	$289,609,878

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

 DESTIN PIPELINE COMPANY, L.L.C.
STATEMENTS OF INCOME

	Three Months ended March 31,		Year ended December 31, 2015
	2016	2015
	(unaudited)
Revenue
Transportation revenue:
Third parties	$11,255,922	$7,445,097	$31,083,880
Affiliates	2,122,882	2,573,581	13,511,771
Total revenue	13,378,804	10,018,678	44,595,651
Operating expenses:
Operating and maintenance expense	3,162,406	4,022,810	15,519,081
Administrative and general expense	703,456	804,979	1,899,580
Depreciation expense	3,794,318	3,276,101	14,245,722
Taxes, other than income taxes	1,043,465	740,065	4,175,272
Write-down of line fill	—	—	315,000
Total operating expenses	8,703,645	8,843,955	36,154,655

Operating income	4,675,159	1,174,723	8,440,996

Other income (expense):
Other income	1,054,119	—	1,850,438
Interest income	2,020	713	2,314
Interest expense	(514)	(536)	(1,840)
Total other income, net	1,055,625	177	1,850,912
Net income	$5,730,784	$1,174,900	$10,291,908

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

DESTIN PIPELINE COMPANY, L.L.C.
STATEMENTS OF CHANGES IN MEMBERS' EQUITY

	AMOCO DESTIN PIPELINE COMPANY	ENBRIDGE OFFSHORE (DESTIN), L.L.C.	TOTAL
Balance at January 1, 2015	$178,170,474	$89,081,636	$267,252,110
Net income	6,861,272	3,430,636	10,291,908
Members' contributions	5,158,758	2,583,242	7,742,000
Distributions to members	(23,354,501)	(11,675,499)	(35,030,000)
Balance at December 31, 2015	166,836,003	83,420,015	250,256,018
Net income (unaudited)	3,820,523	1,910,261	5,730,784
Distributions to members (unaudited)	(12,667,300)	(6,332,700)	(19,000,000)
Balance at March 31, 2016 (unaudited)	$157,989,226	$78,997,576	$236,986,802

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

DESTIN PIPELINE COMPANY, L.L.C.
STATEMENTS OF CASH FLOWS

	Three months ended March 31,		Year ended December 31, 2015
	2016	2015
	(unaudited)
Operating activities:
Net income	$5,730,784	$1,174,900	$10,291,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,794,318	3,276,101	14,245,722
Write-down of linefill	—	—	315,000
Changes in operating assets and liabilities:
Accounts receivable - third parties	(1,095,828)	749,625	(1,469,250)
Accounts receivable - affiliates	27,005	445,312	(117,473)
Prepayments and other assets	184,672	219,605	(17,108)
Accounts payable – third parties	(537,275)	(829,165)	(2,046,667)
Accounts payable – affiliates	(244,301)	(922,039)	(1,153,878)
Accrued real estate and property taxes	(3,106,408)	(2,894,344)	499,163
Deferred income - third parties	519,002	(14,848)	200,224
Deferred income - affiliates	(122,450)	—	1,569,454
Deferred credits - third parties	292,396	1,537,143	(2,148,504)
Deferred credits - affiliates	(280,479)	—	280,479
Net cash provided by operating activities	5,161,436	2,742,290	20,449,070
Investing activities:
Capital expenditures	(312,320)	(11,831,540)	(19,178,451)
Cash received (refunded) for reimbursable capital projects	5,053,340	(130,910)	13,961,950
Net cash provided by (used in) investing activities	4,741,020	(11,962,450)	(5,216,501)
Financing activities:
Contributions from members	—	5,723,397	7,742,000
Distributions to members	(19,000,000)	(5,114,593)	(35,030,000)
Net cash provided by (used in) financing activities	(19,000,000)	608,804	(27,288,000)
Net decrease in cash and cash equivalents	(9,097,544)	(8,611,356)	(12,055,431)
Cash and cash equivalents at beginning of period	18,729,374	30,784,805	30,784,805
Cash and cash equivalents at end of period	$9,631,830	$22,173,449	$18,729,374

Supplemental disclosure of cash flow information
Capital expenditures in accounts payable	$178,155	$3,759,698	$313,115

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

DESTIN PIPELINE COMPANY, L.L.C.
NOTES TO FINANCIAL STATEMENTS

1. Organization and Nature of Business

Destin Pipeline Company, L.L.C. (Destin or the Company) was formed on February 28, 1997, under the provisions of the Delaware Limited Liability Company Act. Amoco Destin Pipeline Company (Amoco Destin), a wholly owned subsidiary of BP Pipelines (North America), Inc., and Shell Destin L.L.C., an affiliate of Shell Oil Company (SOC), were the two member companies of Destin, holding 66 2/3% and 33 1/3% membership interests, respectively. On December 31, 2004, SOC sold its indirect interest in Shell Destin L.L.C. to Enbridge Holding Offshore L.L.C. (Enbridge), an affiliate of Enbridge (U.S.) Inc. In addition, effective December 31, 2004, Shell Destin L.L.C. was renamed Enbridge Offshore (Destin), L.L.C. Effective March 31, 2016, Amoco Destin sold its interest in the Company to Emerald Midstream, LLC (Emerald), an affiliate of ArcLight Capital Partners, LLC. Emerald then sold its interest in the Company to American Midstream Emerald, LLC effective April 25, 2016. As Destin is a limited liability corporation, no member is liable for the debts, obligations, or liabilities, including under a judgment decree or order of a court.
Agreements between the member companies address the allocation of income and capital contributions and distributions between the respective members’ capital accounts.
Destin was formed to construct, own, and operate the Destin Pipeline System (the System) and any other natural gas pipeline systems approved by the members. At December 31, 2015, the System is the only pipeline owned by Destin. Destin is engaged in the transportation of natural gas from various platforms in the Gulf of Mexico to various interconnections with interstate pipelines in the state of Mississippi. Destin operates in one industry segment, and its customers are shippers who transport gas from various offshore properties and from onshore receipt points to markets located downstream on one or more of the interconnecting pipelines. The System consists of pipelines with various diameters up to 36 inches in addition to compression, measurement, and platform facilities. The System was constructed in 1997 and started providing natural gas transportation service in September 1998.
Destin has no employees and receives all administrative and operating support through contractual arrangements with affiliated companies. These services and agreements are described in Note 3.
2. Summary of Significant Accounting Policies

Cash and Cash Equivalents
Cash and cash equivalents consist of cash balances and highly liquid investments that have an original maturity of three months or less when purchased.
Concentration of Credit Risk
Accounts receivable are concentrated among shippers with operations in the Gulf of Mexico and in the state of Mississippi. Management believes that concentrations of credit risk with respect to trade receivables are limited due to ongoing credit evaluations of its customers. Destin limits the amount of credit extended when deemed necessary and, generally, does not require collateral.
Pipelines and Equipment
Pipelines and equipment, including transportation assets, are recorded at historical cost, less accumulated depreciation and impairment charges, if any. Transportation assets consist primarily of line pipe, equipment, and other pipeline construction. Additions and improvements that expand the productive capacity or extend the useful life of the System are capitalized. Destin determines depreciation using the straight-line method. This method allows Destin to effectively match depreciation expense with the expected utilization of the System. Line fill, included in pipelines and equipment, represents natural gas acquired to commence operations of the pipeline and is valued at the lower of historical cost or net realizable value.
Asset Retirement Obligations
Destin has certain asset retirement obligations (AROs) related to its pipeline transmission assets. However, Destin is unable to reasonably estimate the fair value of its AROs due to the uncertainty about the potential timing of the settlement dates. Such AROs will be recognized in the period in which sufficient information exists to reasonably estimate the settlement dates.

Exhibit 99.1

Environmental Liabilities
Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties. Projected cash expenditures are presented on an undiscounted basis. At March 31, 2016 (unaudited) and December 31, 2015, no amounts were recorded by Destin or necessary for environmental liabilities.

Income Taxes
Destin is treated as a partnership under the provisions of the United States Internal Revenue Code. Accordingly, the accompanying financial statements do not reflect a provision for income taxes, as Destin’s results of operations and related credits and deductions will be passed through to and taken into account by its members in computing their respective income taxes.
Fair Value Measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 or 3 are terms for the priority of inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

•	Level 1 - Quoted market prices in active markets for identical assets or liabilities.

•	Level 2 - Inputs other than Level 1 inputs that are either directly or indirectly observable.

•	Level 3 - Unobservable inputs developed using estimates and assumptions developed by Destin, which reflect those that a market participant would use.

Financial Instruments

Destin’s financial instruments consist of cash equivalents, accounts receivable and accounts payable. The carrying amounts of these items approximate fair value. The fair value of cash equivalents is determined based upon quoted market prices (see Note 7).
Revenue Recognition
The Company recognizes revenue when there is a persuasive evidence of an arrangement, the sales price is fixed or determinable, services are rendered and the collection of the resultant receivable is probable. Revenue for the transportation of natural gas is recognized based on volumes received into the System and delivered to the interconnect facilities in accordance with contractual terms at the time transportation services are delivered. Certain customers pay in advance and, accordingly, recognition of revenue is deferred until services are provided.

In the course of providing transportation services to customers, Destin may receive different quantities of gas from shippers than the quantities delivered on behalf of those shippers. These transactions result in imbalances (gains and losses) that are settled in cash on a monthly basis. In addition, certain imbalances may occur at interconnecting facilities when Destin delivers more or less than what is nominated (scheduled). The settlement of these imbalances is governed by operational balancing agreements. Destin records the net of all third-party imbalances for each counterparty as a liability (included as deferred credits on the balance sheets) or as a receivable, if necessary. The tariff stipulates that net gains in excess of losses are reimbursed to shippers pro-rata based on their respective throughputs. In addition, pursuant to the transportation contracts, Destin collects a reservation charge when shippers do not transport a specified minimum daily quantity.
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Impairment of Pipelines and Equipment
Destin reviews pipeline and equipment assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of

Exhibit 99.1

the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. During the three months ended March 31, 2016 (unaudited) and the year ended December 31, 2015, no impairment charges were recorded by Destin.
Deferred Income
Destin has long-term deferred income for proceeds received from third parties and related parties for reimbursable capital projects. Deferred income will be recognized as other income in the statements of income along with the recognition of depreciation expense over the useful lives of the related capitalized assets.
3. Related Party Transactions

Transportation Services
Transportation revenues of $2,122,882 (unaudited) and $2,573,581 (unaudited) for the three months ended March 31, 2016 and 2015, respectively, and $13,511,771 for the year ended December 31, 2015, were earned from related parties. All transportation revenues earned were at rates pursuant to the existing tariffs. At March 31, 2016 and December 31, 2015, Destin had affiliate receivables of $1,387,221 (unaudited) and $1,414,226, respectively, relating to transportation services and gas imbalances.
Operating and Administrative Expenses
Since Destin has no employees, operating, maintenance, and general and administrative services are provided to Destin under service agreements with Amoco Destin. Substantially all operating and administrative expenses were incurred through services provided under these agreements. At March 31, 2016 and December 31, 2015, Destin had affiliate payables of $1,125,656 (unaudited) and $1,369,957, respectively, relating to these agreements.
Deferred Income
At March 31, 2016 and December 31, 2015, Destin recorded $22,960,834 (unaudited) and $10,303,941 of total deferred income from affiliates, respectively associated with reimbursable capital projects and $0 (unaudited) and $280,479 of deferred credits from affiliates, respectively.
4. Pipelines and Equipment
Pipelines and equipment at March 31, 2016 and December 31, 2015, consist of the following:

	March 31, 2016	December 31, 2015
	(unaudited)
Transportation assets	$518,716,684	$518,652,423
Land	1,422,567	1,422,567
Rights of way	18,123,677	18,123,677
Buildings and improvements	27,294,418	27,294,418
Vehicles	119,239	119,239
Office and data equipment	980,391	980,391
Assets under construction	837,770	872,464
Line fill	1,071,000	1,071,000
	568,565,746	568,536,179

Less: accumulated depreciation	(307,787,454)	(304,140,929)

	$260,778,292	$264,395,250

Exhibit 99.1

Transportation assets mainly consist of pipeline construction, line pipe, fittings, and pumping equipment. Total depreciation expense was $3,794,318 (unaudited) and $3,276,101 (unaudited) for the three months ended March 31, 2016 and 2015, respectively, and $14,245,722 for the year ended December 31, 2015.
Line fill represents natural gas acquired to commence operations of the System and is carried at the lower of historical cost or net realizable value. A write-off of $315,000 was recognized in 2015 to state the line fill inventory at net realizable value.

5. Regulatory Matters
The Federal Energy Regulatory Commission (FERC) has jurisdiction over Destin with respect to transportation of gas, rates and charges, construction of new facilities, extension or abandonment of service facilities, accounts and records, and certain other matters.
Charges totaling $316,579 were paid to the FERC in the year ended December 31, 2015 and no payments have been made in the three months ended March 31, 2016. These charges were recorded as prepayments and other assets, and will be expensed over 12 months. During the three months ended March 31, 2016 and 2015, $79,144 (unaudited) and $71,813 (unaudited), respectively, and in the year ended December 2015, $299,471 were recorded as amortization expense and are included in administrative and general expense on the statements of income.
6. Commitments and Contingencies
In the ordinary course of business, Destin is subject to various laws and regulations, including regulations of the FERC. In the opinion of management, the cost of compliance with existing laws and regulations will not materially affect the financial position or results of operations of Destin.

7. Fair Value Measurement
Destin uses fair value to measure certain of its assets and liabilities in its financial statements. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). Destin categorizes the fair value of its financial assets and liabilities according to the hierarchy established by the Financial Accounting Standards Board (FASB), which prioritizes the inputs to valuation techniques used to measure fair value (see Note 2). Destin also considers counterparty credit risk in its assessment.
At March 31, 2016 and December 31, 2015, the fair value of Destin’s financial assets is classified in one of three categories as follows:

	Level 1	Level 2	Level 3	Total
March 31, 2016
Overnight cash investments (unaudited)	$9,631,830	$—	$—	$9,631,830

	Level 1	Level 2	Level 3	Total
December 31, 2015
Overnight cash investments	$18,729,374	$—	$—	$18,729,374

The fair value of Destin’s financial instruments in Level 1 are cash and cash equivalents and, therefore, do not require significant management judgment.
8. Accounting Standards Issued and Not Yet Adopted
In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. This accounting standard supersedes all existing GAAP revenue recognition guidance. Under ASU 2014-09, a company will recognize revenue when it transfers the control of promised goods or services to customers in an amount that reflects the consideration which the company expects to collect in exchange for those goods or services. ASU 2014-09 will require additional disclosures in the

Exhibit 99.1

notes to the financial statements and was initially effective for annual reporting periods beginning after December 15, 2017 for nonpublic companies. In July 2015, the FASB deferred the effective date of this ASU for one year. The Company is evaluating the impact of ASU 2014-09; an estimate of the impact to the financial statements cannot be made at this time.
In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which requires management of the entity to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern. This ASU is effective for the annual reporting period ending after December 15, 2016, with early adoption permitted. The impact of this standard will be dependent on the Company’s financial condition and expected operating outlook at the time of adoption.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842): Amendments to the FASB Accounting Standards Codification, which, among other things, requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The new standard also requires new disclosures to assist financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard becomes effective for nonpublic companies on January 1, 2020. Early adoption is permitted. This standard should be applied under a modified retrospective approach. The Company is evaluating the effect of ASU 2016-02; an estimate of the impact to the financial statements cannot be made at this time.
9. Management Fee Error Correction
As part of the FERC audit of Destin for the period of 2012-2014, Docket No. FA15-1-000, the management fee charged by the operator for management services was determined based on an incorrect escalation factor over the period from 2002 through 2014, which resulted in an overpayment of services to the operator. The correction of the error resulted in the recognition of a receivable of $941,255 as of December 31, 2015 and a corresponding reduction in management fee expense during 2015.
10. Subsequent Events
Amoco Destin sold a 49 2/3% partnership interest to Emerald Midstream, LLC, an affiliate of ArcLight Capital Partners, LLC, effective March 31, 2016. Emerald Midstream, LLC then sold its 49 2/3% partnership interest to American Midstream Emerald, LLC on April 25, 2016. Amoco Destin will continue to be the operator until a new operator has been appointed. Destin evaluated subsequent events through June 29, 2016, the date these financial statements were available to be issued.